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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 18, 1998 and to all references to our firm included in this Registration Statement of SAP Aktiengesellschaft Systeme, Anwendungen, Produkte in der Datenverarbeitung including the reference in Selected Consolidated Financial Data filed with the Securities and Exchange Commission on June 22, 1998.



Eschborn/Frankfurt/M., June 22, 1998



ARTHUR ANDERSEN
Wirtschaftsprufungsgesellschaft
Steuerberatungsgesellschaft mbH



Prof. Dr. Weber            Klein